Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-112421 and No. 033-57111) of Merck & Co., Inc. of our report dated June 27, 2012, relating to the financial statements of The Schering-Plough Puerto Rico Employees’ Retirement Savings Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLC

San Juan, Puerto Rico

June 27, 2012

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